Securities and Exchange Commission

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act 1934


                          Date of Report March 4, 2002
                          ----------------------------
                        (Date of earliest event reported)



                               CE Generation, LLC
                               ------------------
             (Exact name of registrant as specified in its charter)



    Delaware                          333-89521                   47-0818523
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(State or other                    (Commission File             (IRS Employer
 jurisdiction of                       Number)               Identification No.)
 incorporation or
 organization)


 302 South 36th Street, Suite 400           Omaha, NE              68131
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(Address of principal executive offices)                        (Zip Code)


Registrant's Telephone Number, including area code:    (402) 341-4500
                                                       --------------




                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         The Registrant reports today on behalf of itself and certain of its affiliates ("Affiliates") that on March 1, 2002 the Registrant and the Affiliates received back payments from Southern California Edison Company for power the Registrant and the Affiliates produced during California's energy crisis last year. A copy of the press release announcing the back payments is included as Exhibit 1 to this report.

         Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrant. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development and construction uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, incorporated herein by reference, for a description of such factors. The Registrant assumes no responsibility to update forward-looking information contained herein.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated March 1, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 CE GENERATION, LLC

Dated:  March 4, 2002                            By:  /s/  Paul J. Leighton
                                                      ---------------------
                                                           Paul J. Leighton
                                                           Secretary